Date: May 4, 2011	Media Contact:

Michael Kinney

732-938-1031

mkinney@njresources.com

Investor Contact:

Dennis Puma

732-938-1229

dpuma@njresources.com

NEW JERSEY RESOURCES REPORTS HIGHER FISCAL 2011 SECOND-QUARTER

NET FINANCIAL EARNINGS; REAFFIRMS FISCAL 2011 GUIDANCE

WALL, NJ – New Jersey Resources (NYSE:NJR) today reported earnings for the second quarter of fiscal 2011 and reaffirmed its net financial earnings guidance for fiscal 2011.

A reconciliation of NJR’s net income to net financial earnings for the three and six months ended March 31 in fiscal years 2011 and 2010 is provided below:

	Three Months Ended March 31,		Six Months Ended March 31,
(Thousands)	2011	2010	2011	2010
Net income	$63,927	$74,217	$88,436	$126,119
Add:
Unrealized loss (gain) on derivative instruments and related transactions, net of taxes	2,306	(7,845)	36,710	(11,950)
Effects of economic hedging related to natural gas, net of taxes	796	(2,361)	(28,987)	(22,745)

Net financial earnings	$67,029	$64,011	$96,159	$91,424

Weighted Average Shares Outstanding
Basic	41,352	41,418	41,316	41,517
Diluted	41,553	41,726	41,516	41,824

Basic earnings per share	$1.55	$1.79	$2.14	$3.04

Basic net financial earnings per share	$1.62	$1.55	$2.33	$2.20

Net financial earnings is a financial measure not calculated in accordance with generally accepted accounting principles (GAAP) of the United States as it excludes all unrealized, and certain realized, gains and losses associated with derivative instruments. For further discussion of this financial measure, as well as reconciliation to the most comparable GAAP measure, please see the explanation below under “Additional Non-GAAP Financial Information.”

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NEW JERSEY RESOURCES REPORTS HIGHER FISCAL 2011 SECOND-QUARTER EARNINGS; REAFFIRMS FISCAL 2011 GUIDANCE

•	NJR Net Financial Earnings per Share Increase 5.9 Percent

Year-to-date net financial earnings at NJR totaled $96.2 million, or $2.33 per share, compared with $91.4 million, or $2.20 per share, during the same period last year. For the three-month period ended March 31, 2011, net financial earnings were $67 million, compared with $64 million during the same period last year. The increase is due primarily to a strong increase in earnings at New Jersey Natural Gas (NJNG) and investment tax credits generated from solar investments at NJR Clean Energy Ventures (NJRCEV), which more than offset expected lower results at NJR Energy Services (NJRES).

“New Jersey Natural Gas continues to achieve its strong performance and is the largest contributor to NJR’s earnings increase, also, we are pleased that we are cultivating real growth opportunities in both the commercial and residential components of our emerging solar business,” said Laurence M. Downes, chairman and CEO of NJR. “We remain on track for another year of improved financial performance and continuing our commitment to deliver consistent returns for our shareowners.”

•	Net Financial Earnings Guidance Reaffirmed

Subject to the risks and uncertainties identified below under “Forward-Looking Statements,” NJR is reaffirming the net financial earnings guidance of $2.50 to $2.65 per basic share announced last quarter. NJR expects NJNG to be the major contributor to fiscal 2011 net financial earnings, accounting for 60 to 70 percent of the total. The contributions from NJR Clean Energy Ventures’ solar projects are currently expected to contribute between 10 to 20 percent. In addition, NJR Energy Services and Midstream Assets are expected to each contribute between 5 to 10 percent, and NJR Home Services between 2 to 5 percent of total fiscal 2011 net financial earnings.

•	Growth Continues at New Jersey Natural Gas

Fiscal 2011 year-to-date earnings at NJNG, the company’s regulated utility subsidiary, were $68.4 million, compared with $64 million for the first six months of fiscal 2010. For the three months ended March 31, 2011, earnings were $44 million, compared with $40.5 million in the same period last year. Both increases are due primarily to higher gross margin from customer growth and incentive programs, as well as the impact of accelerated infrastructure programs.

Natural gas continues to maintain a price advantage over other home heating fuels in NJNG’s service territory. When combined with incentives available from NJNG’s The SAVEGREEN Project™, the natural gas cost advantage is contributing to strong new customer growth results. During the first six months of fiscal 2011, NJNG added 3,070 new customers, a 23 percent increase over the same period in 2010. Of these new customers, 1,360 converted from other fuels. Additionally, 305 existing non-heat customers converted to natural gas heat. In total, these new customers are expected to contribute approximately $1.6 million to utility gross margin annually. NJNG expects to add approximately 12,000 to 14,000 new customers during fiscal years 2011 and 2012 combined.

During the first six months of the fiscal year, NJNG’s gross margin-sharing incentive programs, which include off-system sales, capacity release, storage optimization and financial risk management programs, totaled $6.2 million of gross margin, compared with $5.4 million of gross margin for the same period last year. The increase in gross margin was due primarily to the timing of physical injections and hedging gains and losses in the storage incentive program and an increase in capacity release volumes. NJNG shares the gross margin earned from these incentive programs with customers and shareowners according to a gross margin-sharing formula authorized by the New Jersey Board of Public Utilities

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NEW JERSEY RESOURCES REPORTS HIGHER FISCAL 2011 SECOND-QUARTER EARNINGS; REAFFIRMS FISCAL 2011 GUIDANCE

(BPU). On April 1, 2011, NJNG filed with the BPU for approval of a five-year extension of its current margin-sharing incentive programs through October 31, 2016.

•	Accelerated Infrastructure Program II Approved

In March 2011, NJNG received approval from the BPU to continue its Accelerated Infrastructure Program (AIP) to expedite previously planned capital expenditures. The nine new projects, collectively referred to as the AIP II, will commence no later than December 31, 2011 with an expected completion date of October 31, 2012. NJNG expects that AIP II will add over $60.2 million to NJNG’s rate base. The company will earn an overall return of 7.12 percent, which includes a 10.3 percent return on equity. Based upon recent studies conducted by the Rutgers University Bloustein School of Planning and Public Policy, AIP II is also projected to spur economic activity in the state, with the potential to support 490 direct and indirect jobs and generate and approximately $38 million in economic activity.

The BPU approved the first AIP in April 2009, which included 14 capital projects. To date, seven of these 14 projects have been completed, with total completion expected late summer 2011.

“The benefits from the AIP are widespread. These infrastructure projects will help ensure the safety, integrity and reliability of our delivery system. And, at the same time, these projects will help bolster the state’s economy through job growth and other related economic activity,” said Downes.

•	The SAVEGREEN Project; Introduces On-Bill Repayment Program

The success of NJNG’s The SAVEGREEN Project continued through the second quarter of fiscal 2011 with nearly 3,400 home energy audits completed and rebates and incentives totaling nearly $7.2 million paid to customers through the second quarter of 2011.

NJNG’s newest SAVEGREEN initiative, On-Bill Repayment, has enrolled 67 residential customers to date. The program allows customers to repay up to $10,000 of the cost of their energy-efficiency improvements made through Home Performance with ENERGY STAR directly on their NJNG bill, interest-free, over a 10-year period. Customer incentives are recovered through a rider mechanism over five years and earn a return at its weighted average cost of capital of 7.76 percent.

•	Two Commercial Solar Projects Completed; The Sunlight AdvantageTM Residential Program Continues to Grow

NJR Clean Energy Ventures (NJRCEV) placed two rooftop solar projects, totaling approximately two megawatts of installed capacity and $9.2 million of invested capital into service during the quarter. Two additional rooftop projects are under construction of similar size and capital investment, and are expected to be completed this summer. Site work has also begun at a 3.6 megawatt, ground-mount project in Manalapan, New Jersey. This estimated $18 million project is expected to be completed in the fall. In fiscal 2011, NJR currently expects to invest between $50 and $70 million in residential, commercial-rooftop and ground-mounted solar projects.

NJRCEV earned $5.2 million in the first six months of fiscal 2011 due primarily to investment tax credits generated by solar projects. These results include $3.9 million in tax benefits to adjust the effective tax rate to be consistent with its annual projection as of March 31, 2011. NJR’s annual

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NEW JERSEY RESOURCES REPORTS HIGHER FISCAL 2011 SECOND-QUARTER EARNINGS; REAFFIRMS FISCAL 2011 GUIDANCE

effective tax rate will be significantly influenced by the amount of investment tax credits earned during the fiscal year. GAAP require NJR to estimate its annual effective tax rate and use this rate to calculate its quarterly tax expense/benefit. The amount of the quarterly adjustment is based on information and assumptions, which are subject to change, and which may have a material impact on quarterly and annual net financial earnings. Factors considered by management in estimating completion of projects during the fiscal year include, but are not limited to, board of directors’ approval, execution of various contracts, including power purchase agreements, construction logistics, permitting and interconnection completion. See the “Forward-Looking Statements” section of this news release for further information regarding the inherent risks associated with solar investments.

The Sunlight Advantage™ program was announced in January and as of March 31, 2011, 298 leases were executed with 540 leads still outstanding. The 298 leases have an average system size of 7.6 kilowatts and represent a potential capital investment of approximately $9.3 million.

“The Sunlight Advantage™ helps New Jersey homeowners realize the benefits of solar energy through a simple leasing program with no upfront or maintenance costs,” said Downes. “We’re making renewable energy more affordable and accessible and helping both commercial and residential customers save on their energy bills through our clean energy investments.”

All solar investments qualify NJR for federal investment tax credits when placed in service. In addition, the energy produced will be eligible for Solar Renewable Energy Certificates (SRECs), which can be sold to load serving entities in New Jersey to meet their renewable energy requirements.

•	Midstream Assets Continue Growth

Earnings for the first six months of fiscal 2011 at Midstream Assets, the company’s natural gas storage and pipeline segment, were $3.9 million compared with $3.4 million during the same period in 2010. The Midstream Assets segment consists of Steckman Ridge, a 12 Bcf working natural gas storage facility in southwestern Pennsylvania, which contributed $2.4 million, and a 5.53 percent equity investment in Iroquois Pipeline, which contributed $1.5 million.

•	NJR Energy Services Second-Quarter Results

Net financial earnings at NJR Energy Services (NJRES), the wholesale energy services subsidiary of NJR, were $19.2 million during the first six months of fiscal 2011, compared with $26 million in the same period last year. Net financial earnings for the second quarter of fiscal 2011 were $16 million compared with $23.5 million in the same period in 2010. The expected decrease in both periods reflects the increased supply of natural gas in the northeast market area which has lessened opportunities to generate margin from the optimization of transportation and storage assets. NJRES is currently expected to contribute between 5 and 10 percent of consolidated net financial earnings in fiscal 2011.

•	NJR Home Services Announces Higher Results

Earnings at NJR Home Services, NJR’s appliance service subsidiary, rose 57 percent during the first six months of fiscal 2011 compared to the same period in 2010. In the three months ended March 31, 2011, NJRHS’ earnings improved $837,000, an increase of 77 percent. The increase is due primarily to higher margins from sales and installations as well as sales of the new Premier service contracts, which offer customers more comprehensive coverage for their home appliances. Last year’s three- and six-month

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NEW JERSEY RESOURCES REPORTS HIGHER FISCAL 2011 SECOND-QUARTER EARNINGS; REAFFIRMS FISCAL 2011 GUIDANCE

earnings also included an after-tax charge of $237,000 associated with Medicare Part D as a result of the Patient Protection and Affordable Care Act enacted in March, 2010.

Webcast Information

NJR will host a live webcast to discuss its financial results today at 9 a.m. ET. A few minutes prior to the webcast, go to www.njliving.com and select “New Jersey Resources” from the top navigation bar. Choose “Investor Relations,” then click just below the microphone under the heading “Latest Webcast” on the Investor Relations home page.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Other factors that could cause actual results to differ materially from the company’s expectations include, but are not limited to, weather; economic conditions; NJR dependence on operating subsidiaries; demographic changes in NJNG’s service territory; rate of customer growth; volatility of natural gas commodity prices and its impact on customer usage, NJRES operations and the company’s risk management efforts; changes in rating agency requirements and/or credit ratings and their effect on availability and cost of capital to the company; the impact of volatility in the credit markets that would result in the increased cost and/or limit the availability of credit at NJR to fund and support physical gas inventory purchases and other working capital needs at NJRES, and all other non-regulated subsidiaries, as well as negatively affect cost and access to the commercial paper market and other short-term financing markets by NJNG to allow it to fund its commodity purchases, capital expenditures and meet its short-term obligations as they come; the company’s ability to comply with debt covenants; continued failures in the market for auction rate securities; the impact to the asset values and resulting higher costs and funding obligations of NJR’s pension and post-employment benefit plans as a result of downturns in the financial market, and the impacts associated with the Patient Protection and Affordable Care Act; the ability to maintain effective internal controls; accounting effects and other risks associated with hedging activities and use of derivatives contracts; commercial and wholesale credit risk, including the availability of creditworthy customers and counterparties and liquidity in the wholesale energy trading market; the company’s ability to obtain governmental approvals and/or financing for the construction, development and operation of its non-regulated energy investments; risks associated with our investments in solar energy projects, including the availability of regulatory and tax incentives, logistical risk and potential delays related to construction, permitting, regulatory approvals and electric grid interconnection, the availability of viable projects and NJR’s eligibility for federal investment tax credits (ITCs) and the future market for Solar Renewable Energy Credits (SRECs) that are traded in a competitive marketplace in the state of New Jersey; risks associated with the calculation of NJR’s effective tax rate; risks associated with the management of the company’s joint ventures and partnerships; the level and rate at which costs and expenses are incurred and the extent to which they are allowed to be recovered from customers through the regulatory process in connection with constructing, operating and maintain NJNG’s natural gas transmission and distribution system; dependence on third-party storage and transportation facilities for natural gas supply; operational risks incidental to handling, storing, transporting and providing customers with natural gas; access to adequate supplies of natural gas; the regulatory and pricing policies of federal and state regulatory agencies; the cost of compliance with present and future environmental law, including potential climate change-related legislation; the ultimate outcome of pending regulatory proceedings, the disallowance of recovery of environmental-

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NEW JERSEY RESOURCES REPORTS HIGHER FISCAL 2011 SECOND-QUARTER EARNINGS; REAFFIRMS FISCAL 2011 GUIDANCE

related expenditures and other regulatory changes; and environmental-related and other litigation and other uncertainties. NJR does not, by including this paragraph, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events. More detailed information about these factors is set forth under the heading “Risk Factors” in NJR’s filings with the Securities and Exchange Commission (SEC) including its most recent Form 10-K and its Form 10-Q for the quarter ended March 31, 2011.

Non-GAAP Financial Information

This press release includes the non-GAAP measures net financial earnings (losses), financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found below. As an indicator of the company’s operating performance, these measures should not be considered an alternative to, or more meaningful than, operating income as determined in accordance with GAAP.

Net financial earnings (losses) and financial margin exclude unrealized gains or losses on derivative instruments related to the company’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at NJRES. Volatility associated with the change in value of these financial and physical commodity contracts is reported in the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently as opposed to when the planned transaction ultimately is settled. NJNG’s utility gross margin represents the results of revenues less natural gas costs, sales and other taxes and regulatory rider expenses, which are key components of the company’s operations that move in relation to each other. Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of the company’s performance. Management believes these non-GAAP measures are more reflective of the company’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s most recent Form 10-K, Item 7.

About New Jersey Resources

New Jersey Resources, a Fortune 1000 company, provides safe, reliable and natural gas services and renewable energy including transportation, distribution and asset management in states from the Gulf Coast to the New England regions, including the Mid-Continent region, the West Coast and Canada, while investing in and maintaining an extensive infrastructure to support future growth. With over $2.5 billion in annual revenues, NJR safely and reliably operates and maintains 6,700 miles of natural gas transportation and distribution infrastructure to serve nearly half a million customers; develops and manages a diverse portfolio of 1.6 Bcf/day of transportation capacity and over 59 Bcf of storage capacity; offers low carbon solutions of clean energy through its commercial and residential solar programs, and provides appliance installation, repair and contract service to nearly 150,000 homes and businesses. Additionally, NJR holds investments in midstream assets through equity partnerships including Steckman Ridge and Iroquois. Through Conserve to Preserve®, NJR is helping customers save energy and money by promoting conservation and encouraging efficiency. For more information about NJR, visit www.njliving.com.

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NEW JERSEY RESOURCES REPORTS HIGHER FISCAL 2011 SECOND-QUARTER NET FINANCIAL EARNINGS; REAFFIRMS FISCAL 2011 GUIDANCE

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES

NEW JERSEY RESOURCES

A reconciliation of Net income at NJR to net financial earnings, is as follows:

	Three Months Ended March 31,		Six Months Ended March 31,
(Thousands)	2011	2010	2011	2010
Net income	$63,927	$74,217	$88,436	$126,119
Add:
Unrealized loss (gain) on derivative instruments and related transactions, net of taxes	2,306	(7,845)	36,710	(11,950)
Effects of economic hedging related to natural gas, net of taxes	796	(2,361)	(28,987)	(22,745)

Net financial earnings	$67,029	$64,011	$96,159	$91,424

Weighted Average Shares Outstanding
Basic	41,352	41,418	41,316	41,517
Diluted	41,553	41,726	41,516	41,824

Basic net financial earnings per share	$1.62	$1.55	$2.33	$2.20

NJR ENERGY SERVICES

The following table is a computation of financial margin at Energy Services:

	Three Months Ended March 31,		Six Months Ended March 31,
(Thousands)	2011	2010	2011	2010
Operating revenues	$573,075	$494,889	$1,003,849	$842,366
Less: Gas purchases	548,677	434,537	977,992	731,994
Add:
Unrealized loss (gain) on derivative instruments and related transactions	3,598	(15,493)	58,005	(23,235)
Effects of economic hedging related to natural gas inventory	1,258	(3,773)	(45,843)	(36,886)

Financial margin	$29,254	$41,086	$38,019	$50,251

A reconciliation of Operating income at Energy Services, the closest GAAP financial measurement, to the financial margin is as follows:

	Three Months Ended March 31,		Six Months Ended March 31,
(Thousands)	2011	2010	2011	2010
Operating income	$20,773	$57,205	$18,751	$102,395
Add:
Operation and maintenance expense	3,309	2,745	6,480	6,978
Depreciation and amortization	15	49	31	99
Other taxes	301	353	595	900

Subtotal – Gross margin	24,398	60,352	25,857	110,372
Add:
Unrealized loss (gain) on derivative instruments and related transactions	3,598	(15,493)	58,005	(23,235)
Effects of economic hedging related to natural gas inventory	1,258	(3,773)	(45,843)	(36,886)

Financial margin	$29,254	$41,086	$38,019	$50,251

NEW JERSEY RESOURCES REPORTS HIGHER FISCAL 2011 SECOND-QUARTER NET FINANCIAL EARNINGS; REAFFIRMS FISCAL 2011 GUIDANCE

NJR ENERGY (continued)

A reconciliation of Energy Services Net income to net financial earnings, is as follows:

	Three Months Ended March 31,		Six Months Ended March 31,
(Thousands)	2011	2010	2011	2010
Net income	$12,929	$35,441	$11,477	$63,085
Add:
Unrealized loss (gain) on derivative instruments and related transactions, net of taxes	2,276	(9,563)	36,678	(14,329)
Effects of economic hedging related to natural gas, net of taxes	796	(2,361)	(28,987)	(22,745)

Net financial earnings	$16,001	$23,517	$19,168	$26,011

RETAIL AND OTHER

A reconciliation of Retail and Other Net income to net financial earnings, is as follows:

	Three Months Ended March 31,		Six Months Ended March 31,
(Thousands)	2011	2010	2011	2010
Net (loss)	$(328)	$(3,244)	$(488)	$(4,206)
Add:
Unrealized loss on derivative instruments, net of taxes	—	1,748	—	2,251

Net financial (loss)	$(328)	$(1,496)	$(488)	$(1,955)

NEW JERSEY RESOURCES REPORTS HIGHER FISCAL 2011 SECOND-QUARTER NET FINANCIAL EARNINGS; REAFFIRMS FISCAL 2011 GUIDANCE

NEW JERSEY RESOURCES

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended March 31,		Six Months Ended March 31,
(Thousands, except per share data)	2011	2010	2011	2010
OPERATING REVENUES
Utility	$433,248	$430,706	$723,924	$689,181
Nonutility	543,739	487,640	966,215	838,711

Total operating revenues	976,987	918,346	1,690,139	1,527,892

OPERATING EXPENSES
Gas purchases
Utility	235,001	276,104	395,450	431,054
Nonutility	548,618	427,273	977,865	721,716
Operation and maintenance	37,896	37,018	75,312	73,309
Regulatory rider expenses	24,304	21,184	41,002	34,857
Depreciation and amortization	8,477	7,931	16,931	15,800
Energy and other taxes	29,489	26,824	50,114	43,759

Total operating expenses	883,785	796,334	1,556,674	1,320,495

OPERATING INCOME	93,202	122,012	133,465	207,397
Other income	805	1,028	1,250	2,147
interest expense, net	5,078	5,291	10,341	10,708

INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	88,929	117,749	124,374	198,836
Income tax provision	28,612	46,485	42,465	78,621
Equity in earnings of affiliates	3,610	2,953	6,527	5,904

NET INCOME	$63,927	$74,217	$88,436	$126,119

EARNINGS PER COMMON SHARE
BASIC	$1.55	$1.79	$2.14	$3.04
DILUTED	$1.54	$1.78	$2.13	$3.02

DIVIDENDS PER COMMON SHARE	$0.36	$0.34	$0.72	$0.68

AVERAGE SHARES OUTSTANDING
BASIC	41,352	41,418	41,316	41,517
DILUTED	41,553	41,726	41,516	41,824

NEW JERSEY RESOURCES REPORTS HIGHER FISCAL 2011 SECOND-QUARTER NET FINANCIAL EARNINGS; REAFFIRMS FISCAL 2011 GUIDANCE

NEW JERSEY RESOURCES

	Three Months Ended March 31,		Six Months Ended March 31,
(Thousands, except per share data)	2011	2010	2011	2010
Operating Revenues
Natural Gas Distribution	$433,248	$438,753	$723,924	$697,228
Energy Services	573,075	494,889	1,003,849	842,366
Midstream Assets	—	—	—	—
Clean Energy Ventures	—	—	—	—
Retail and Other	7,826	3,701	15,952	9,745

Sub-total	1,014,149	937,343	1,743,725	1,549,339
Eliminations	(37,162)	(18,997)	(53,586)	(21,447)

Total	$976,987	$918,346	$1,690,139	$1,527,892

Operating Income (Loss)
Natural Gas Distribution	$73,332	$68,413	$116,001	$109,684
Energy Services	20,773	57,205	18,751	102,395
Midstream Assets	(135)	(256)	(278)	(452)
Clean Energy Ventures	(898)	—	(1,479)	—
Retail and Other	(789)	(4,420)	(1,376)	(6,277)

Sub-total	92,283	120,942	131,619	205,350
Eliminations	919	1,070	1,846	2,047

Total	$93,202	$122,012	$133,465	$207,397

Equity in Earnings of Affiliates
Midstream Assets	$4,360	$3,763	$7,980	$7,723
Eliminations	(750)	(810)	(1,453)	(1,819)

Total	$3,610	$2,953	$6,527	$5,904

Net Income (Loss)
Natural Gas Distribution	$44,040	$40,476	$68,396	$63,978
Energy Services	12,929	35,441	11,477	63,085
Midstream Assets	2,145	1,514	3,858	3,390
Clean Energy Ventures	5,171	—	5,225	—
Retail and Other	(328)	(3,244)	(488)	(4,206)

Sub-total	349,864	445,059	500,071	758,199
Eliminations	(30)	30	(32)	(128)

Total	$349,834	$445,089	$500,039	$758,071

Net Financial Earnings (Loss)
Natural Gas Distribution	$44,040	$40,476	$68,396	$63,978
Energy Services	16,001	23,517	19,168	26,011
Midstream Assets	2,145	1,514	3,858	3,390
Clean Energy Ventures	5,171	—	5,225	—
Retail and Other	(328)	(1,496)	(488)	(1,955)

Total	$67,029	$64,011	$96,159	$91,424

Throughput (Bcf)
NJNG, Core Customers	31.4	30.0	53.2	49.1
NJNG, Off System/Capacity Management	28.4	22.0	55.7	44.1
NJRES Fuel Mgmt. and Wholesale Sales	230.6	164.4	230.6	164.4

Total	290.4	216.4	339.5	257.6

Common Stock Data
Yield at March 31	3.4%	3.6%	3.4%	3.6%
Market Price
High	$44.09	$38.17	$44.10	$38.55
Low	$40.24	$33.49	$38.94	$33.49
Close at March 31	$42.95	$37.56	$42.95	$37.56
Shares Out. at March 31	41,311	41,290	41,311	41,290
Market Cap. at March 31	$1,774,307	$1,550,852	$1,774,307	$1,550,852

NEW JERSEY RESOURCES REPORTS HIGHER FISCAL 2011 SECOND-QUARTER NET FINANCIAL EARNINGS; REAFFIRMS FISCAL 2011 GUIDANCE

NATURAL GAS DISTRIBUTION

(Unaudited)	Three Months Ended March 31,		Six Months Ended March 31,
(Thousands, except customer & weather data)	2011	2010	2011	2010
Utility Gross Margin
Operating revenues	$433,248	$438,753	$723,924	$697,228
Less:
Gas purchases	272,948	288,814	450,599	444,088
Energy and other taxes	27,296	24,685	45,778	39,217
Regulatory rider expense	24,304	21,208	41,002	34,920

Total Utility Gross Margin	$108,700	$104,046	$186,545	$179,003

Utility Gross Margin and Operating Income
Residential	$72,711	$71,878	123,557	$121,828
Commercial, Industrial & Other	16,903	16,681	29,893	29,672
Firm Transportation	15,571	12,466	26,766	21,960

Total Firm Margin	105,185	101,025	180,216	173,460
Interruptible	84	78	174	162

Total System Margin	105,269	101,103	180,390	173,622
Off System/Capacity Management/FRM/Storage Incentive	3,431	2,943	6,155	5,381

Total Utility Gross Margin	108,700	104,046	186,545	179,003
Operation and maintenance expense	26,069	26,817	51,943	51,695
Depreciation and amortization	8,235	7,722	16,458	15,382
Other taxes not reflected in gross margin	1,064	1,094	2,143	2,242

Operating Income	$73,332	$68,413	$116,001	$109,684

Throughput (Bcf)
Residential	20.9	20.5	34.6	32.9
Commercial, Industrial & Other	4	4.1	6.7	6.7
Firm Transportation	5.3	4.4	9.3	7.7

Total Firm Throughput	30.2	29.0	50.6	47.3
Interruptible	1.2	1.0	2.6	1.8

Total System Throughput	31.4	30.0	53.2	49.1
Off System/Capacity Management	28.4	22.0	55.7	44.1

Total Throughput	59.8	52.0	108.9	93.2

Customers
Residential	430,437	437,759	430,437	437,759
Commercial, Industrial & Other	27,246	28,303	27,246	28,303
Firm Transportation	37,103	24,094	37,103	24,094

Total Firm Customers	494,786	490,156	494,786	490,156
Interruptible	42	45	42	45

Total System Customers	494,828	490,201	494,828	490,201
Off System/Capacity Management*	43	34	43	34

Total Customers	494,871	490,235	494,871	490,235

*The number of customers represents those active during the last month of the period.

Degree Days
Actual	2,510	2,424	4,273	4,000
Normal	2,494	2,481	4,130	4,145

Percent of Normal	100.6%	97.7%	103.5%	96.5%

NEW JERSEY RESOURCES REPORTS HIGHER FISCAL 2011 SECOND-QUARTER NET FINANCIAL EARNINGS; REAFFIRMS FISCAL 2011 GUIDANCE

ENERGY SERVICES

	$1,003,849	$1,003,849	$1,003,849	$1,003,849
(Unaudited)	Three Months Ended March 31,		Six Months Ended March 31,
(Thousands, except customer)	2011	2010	2011	2010
Operating Income
Operating Revenues	$573,075	$494,889	$1,003,849	$842,366
Gas Purchases	548,677	434,537	977,992	731,994

Gross Margin	24,398	60,352	25,857	110,372
Operation and maintenance expense	3,309	2,745	6,480	6,978
Depreciation and amortization	15	49	31	99
Energy and other taxes	301	353	595	900

Operating Income	$20,773	$57,205	$18,751	$102,395

Net Income	$12,929	$35,441	$11,477	$63,085

Financial Margin	$29,254	$41,086	$38,019	$50,251

Net Financial Earnings	$16,001	$23,517	$19,168	$26,011

Gas Sold and Managed (Bcf)	121.0	85.0	230.6	164.4

MIDSTREAM ASSETS

	$1,003,849	$1,003,849	$1,003,849	$1,003,849
Equity in Earnings of Affiliates	$4,360	$3,763	$7,980	$7,723

Operation and Maintenance	$133	$254	$275	$449

Interest Expense	$817	$827	$1,625	$1,657

Net Income	$2,145	$1,514	$3,858	$3,390

CLEAN ENERGY VENTURES

	$1,003,849	$1,003,849	$1,003,849	$1,003,849
Operating Revenues	$—	$—	$—	$—

Operating (Loss)	$(898)	$—	$(1,479)	$—

Net Income (1)	$5,171	$—	$5,225	$—

(1)	Includes a $3.5 million and $3.9 million effective tax rate adjustment for the three and six months ended March 31, 2011, respectively.

RETAIL AND OTHER

	$1,003,849	$1,003,849	$1,003,849	$1,003,849
Operating Revenues	$7,826	$3,701	$15,952	$9,745

Operating (Loss)	$(789)	$(4,420)	$(1,376)	$(6,277)

Net (Loss)	$(328)	$(3,244)	$(488)	$(4,206)

Net Financial (Loss)	$(328)	$(1,496)	$(488)	$(1,955)

Total Customers at March 31	135,291	145,683	135,291	145,683